Nature's Sunshine Reports Record Second Quarter 2020 Results

– Net Sales Increase 25% to $109.0 Million, Marking Fourth Consecutive Quarter of Record Net Sales –
– GAAP Net Income Increased 11% to $6.8 Million with a 38% Increase in Adjusted EBITDA to a Record $13.4 Million –

LEHI, Utah – August 5, 2021 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (Nature’s Sunshine), a leading natural health and wellness company of high-quality herbal and nutritional products, reported financial results for the second quarter ended June 30, 2020.

Second Quarter 2021 Financial Highlights vs. Same Year-Ago Quarter

•Net sales increased 25% to a record $109.0 million compared to $87.3 million.
•GAAP net income increased 11% to $6.8 million, or $0.32 per diluted share, compared to $6.1 million, or $0.29 per diluted share.
•Adjusted net income per diluted share was $0.32, compared to an adjusted net income per diluted share of $0.28.
•Adjusted EBITDA increased 38% to a record $13.4 million compared to $9.7 million.

Management Commentary

“For the fourth consecutive quarter, we achieved the largest sales in the company’s history,” said Terrence Moorehead, CEO of Nature’s Sunshine. “These tremendous results were driven by growth across our operating business units as we remain committed to our business transformation and our five global growth strategies.

“Across Asia, Europe, and Latin America we had double-digit growth driven by product launches and strong execution of our strategies. In the U.S., we also saw initiatives like our ‘Subscribe and Thrive’ auto-ship program and affiliate program continue to gain traction. Our direct-to-consumer business performed better than expected and we are working to further accelerate this channel by building out our digital capabilities. With the momentum we’re seeing, we are excited to be working towards launching our Personalization Program later in the year. It is another program we designed to improve the customer experience and it will represent the next phase of our digital-first transformation.

“Looking forward to the second half of 2021, we expect our distributors and customers to continue responding positively to our transformed business model and new branding. Our customers are enjoying the revitalized packaging and labels as well as our new unboxing experience, which we will now start rolling out within our Synergy brand as well. We’re on a multi-year journey right now and while there’s supply chain headwinds and continued challenges from COVID-19, we remain operationally and financially sound and we are optimistic in our ability to continue to create value for our shareholders.”

Second Quarter 2021 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$43,536	$32,757	32.9%	$2,271	26.0%
Europe	21,455	15,465	38.7	753	33.9
North America	37,372	34,471	8.4	339	7.4
Latin America and Other	6,615	4,593	44.0	225	39.1
	$108,978	$87,286	24.9%	$3,588	20.7%

Net sales in the second quarter increased 25% to a company record of $109.0 million compared to $87.3 million in the same year-ago quarter. The increase was due to the continued execution of business transformation initiatives, new product development, and the easing of COVID-19-related restrictions in certain key markets. Excluding foreign exchange rates, net sales in the second quarter of 2021 increased 21% compared to the year-ago quarter.

Gross margin in the second quarter improved 30 basis points to 73.9% compared to 73.6% in the year-ago quarter. The increase in gross margin is primarily a result of changes in market mix.

Volume incentives as a percentage of net sales were 32.5% compared to 33.4% in the year-ago quarter. The decrease in volume incentives is due to change in market mix and growth in NSP China. The decrease also reflects expected cost savings from the September 2020 launch of our new consultant sales and compensation plan in North America and LATAM.

Selling, general and administrative expenses in the second quarter were $35.6 million compared to $28.5 million in the year‐ago quarter. The increase was primarily attributable to higher costs associated with the implementation of business transformation initiatives and growth in markets with higher variable costs. As a percentage of net sales, SG&A expenses were flat at 32.7% for the second quarters of 2021 and 2020. Excluding the impact of prior year refunds, SG&A expenses as a percentage of net sales improved to 32.7% in the second quarter of 2021 compared to 32.8% in the year-ago quarter.

Operating income in the second quarter of 2021 increased 44% to $9.5 million, or 8.7% of net sales, compared to $6.6 million, or 7.6% of net sales, in the second quarter of 2020.

Other income, net, in the second quarter of 2021 decreased to $0.5 million compared to $1.5 million in the second quarter of 2020. Other income, net, primarily consist of foreign exchange gains as a result of net changes in foreign currencies primarily in Asia, Europe and Latin America. The provision for income taxes was $3.2 million in the second quarter of 2021 compared to $2.0 million for the year-ago quarter.

GAAP net income attributable to common shareholders increased to $6.5 million, or $0.32 per diluted common share, compared to $5.8 million, or $0.29 per diluted common share, in the second quarter of 2020. Net income attributable to NSP China decreased to $1.3 million, or $0.06 per diluted common share, for the second quarter of 2021, compared to $1.9 million, or $0.10 per diluted common share, for the second quarter of 2020.

Adjusted net income attributable to common shareholders increased to $6.5 million, or $0.32 per diluted common share, compared to $5.6 million, or $0.28 per diluted common share in the prior year period. Adjusted net income, which is a non-GAAP financial measure, is defined here as net income from continuing operations before less-frequent items including, among other things, large tax refunds. A reconciliation of adjusted net income to GAAP net income is provided in the attached financial tables.

Adjusted EBITDA increased 38% to a company record $13.4 million in the second quarter compared to $9.7 million the second quarter of 2020. This increase was driven primarily by the aforementioned increase in net sales. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income/loss adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of Net Income to Adjusted EBITDA is provided in the financial tables below.

Balance Sheet and Cash Flow

Net cash provided by operating activities decreased to $10.7 million for the six months ended June 30, 2021, compared to $14.4 million provided in the prior year period. Capital expenditures during the six months ended June 30, 2021 totaled $2.9 million compared to $2.2 million in the comparable period of 2020. During the second quarter of 2021, the Company repurchased 77,000 shares at a total cost of $1.5 million. As of June 30, 2021, the Company had cash and cash equivalents of $74.9 million and $3.0 million of debt.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2020 results.

Date: Thursday August 5, 2021
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-800-239-9838
International dial-in number: 1-323-794-2551
Conference ID: 8000027

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1481423&tp_key=5cfa8ef9a9 and via the Events section of the Nature’s Sunshine website at https://ir.naturessunshine.com/news-events.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 19, 2021.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 8000027

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•extensive government regulations to which the Company's products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company's direct selling program or to the classification of its independent consultants;
•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;
•our cannabidiol (CBD) product line is subject to varying, rapidly changing laws, regulations, and rules;
•actions on trade relations by the U.S. and foreign governments;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;
•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants compensation plans;
•geopolitical issues and conflicts;
•we may be adversely affected by the ongoing coronavirus pandemic;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company's products;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income, Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measures of non-GAAP net income and Adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of Net Income to Adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP Adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Investor Relations:

Gateway Investor Relations
Cody Slach
1-949-574-3860
NATR@gatewayir.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$108,978	$87,286	$211,399	$183,212
Cost of sales	28,463	23,017	55,442	47,698
Gross profit	80,515	64,269	155,957	135,514

Operating expenses:
Volume incentives	35,443	29,165	69,698	62,183
Selling, general and administrative	35,586	28,504	69,138	59,569
Operating income	9,486	6,600	17,121	13,762
Other income (loss), net	529	1,509	(1,404)	(901)
Income before provision for income taxes	10,015	8,109	15,717	12,861
Provision for income taxes	3,221	1,976	4,771	3,722
Net income	6,794	6,133	10,946	9,139
Net income attributable to noncontrolling interests	254	379	390	423
Net income attributable to common shareholders	$6,540	$5,754	$10,556	$8,716

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.33	$0.30	$0.53	$0.45

Diluted earnings per share attributable to common shareholders	$0.32	$0.29	$0.52	$0.44

Weighted average basic common shares outstanding	19,999	19,491	19,897	19,472
Weighted average diluted common shares outstanding	20,503	19,783	20,340	19,725

Dividends declared per common share	$—	$—	$1.00	$—

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$74,902	$92,069
Accounts receivable, net of allowance for doubtful accounts of $446 and $454, respectively	9,979	7,375
Inventories	50,957	47,683
Prepaid expenses and other	7,851	6,938
Total current assets	143,689	154,065

Property, plant and equipment, net	52,191	54,355
Operating lease right-of-use assets	18,564	20,210
Investment securities - trading	984	989
Deferred income tax assets	7,043	8,693
Other assets	10,719	11,186
Total assets	$233,190	$249,498

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,781	$6,486
Accrued volume incentives and service fees	19,797	19,481
Accrued liabilities	26,303	31,710
Deferred revenue	1,969	2,092
Related party notes payable	921	1,200
Income taxes payable	2,528	2,387
Current portion of operating lease liabilities	4,467	4,992
Current portion of note payable	1,226	1,306
Total current liabilities	64,992	69,654

Liability related to unrecognized tax benefits	5	92
Long-term portion of operating lease liabilities	15,416	16,412
Long-term note payable	1,800	2,418
Deferred compensation payable	984	989
Deferred income tax liabilities	1,604	1,391
Other liabilities	1,236	1,308
Total liabilities	86,037	92,264

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 19,990 and 19,697 shares issued and outstanding, respectively	138,308	139,311
Retained earnings	16,728	26,030
Noncontrolling interest	2,238	1,848
Accumulated other comprehensive loss	(10,121)	(9,955)
Total shareholders’ equity	147,153	157,234
Total liabilities and shareholders’ equity	$233,190	$249,498

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,946	$9,139
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	—	17
Depreciation and amortization	5,541	5,070
Non-cash lease expense	2,626	2,257
Share-based compensation expense	2,071	1,130
Loss on sale of property, plant and equipment	12	6
Deferred income taxes	1,753	912
Purchase of trading investment securities	(24)	(35)
Proceeds from sale of trading investment securities	175	146
Realized and unrealized (gains) losses on investments	(67)	4
Foreign exchange losses	1,572	996
Changes in assets and liabilities:
Accounts receivable	(2,755)	173
Inventories	(3,777)	(4,114)
Prepaid expenses and other current assets	(918)	(1,523)
Other assets	(108)	(69)
Accounts payable	1,079	(138)
Accrued volume incentives and service fees	483	1,523
Accrued liabilities	(5,473)	59
Deferred revenue	(111)	582
Lease liabilities	(2,487)	(2,072)
Income taxes payable	261	607
Liability related to unrecognized tax benefits	(87)	(135)
Deferred compensation payable	—	(115)
Net cash provided by operating activities	10,712	14,420
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2,898)	(2,210)
Net cash used in investing activities	(2,898)	(2,210)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	(19,858)	—
Principal payments of long-term debt	(698)	—
Proceeds from note payable	—	5,374
Payments related to tax withholding for net-share settled equity awards	(1,574)	—
Tax benefit from exercise of stock options	—	(210)
Repurchase of common shares	(1,500)	—
Net cash provided by (used in) financing activities	(23,630)	5,164
Effect of exchange rates on cash and cash equivalents	(1,351)	(748)
Net increase (decrease) in cash and cash equivalents	(17,167)	16,626
Cash and cash equivalents at the beginning of the period	92,069	53,629
Cash and cash equivalents at the end of the period	$74,902	$70,255
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$2,582	$2,143
Cash paid for interest	111	3

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$6,794	$6,133	$10,946	$9,139
Adjustments:
Depreciation and amortization	2,805	2,468	5,541	5,070
Share-based compensation expense	1,066	736	2,071	1,130
Other (income) loss, net*	(529)	(1,509)	1,404	901
Provision for income taxes	3,221	1,976	4,771	3,722
Other adjustments (1)	—	(135)	175	(635)
Adjusted EBITDA	$13,357	$9,669	$24,908	$19,327

(1) Other adjustments
Capital allocation and other expenses	$—	$—	$175	$—
VAT refund	—	(135)	—	(635)
Total adjustments	$—	$(135)	$175	$(635)

* Other (income) loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$6,794	$6,133	$10,946	$9,139
Adjustments:
Capital allocation and other expenses	—	—	175	—
VAT refund	—	(135)	—	(635)
Tax impact of adjustments	—	—	(44)	—
Total adjustments	—	(135)	131	(635)
Non-GAAP net income	$6,794	$5,998	$11,077	$8,504

Reported income attributable to common shareholders	$6,540	$5,754	$10,556	$8,716
Total adjustments	—	(135)	131	(635)
Non-GAAP net income attributable to common shareholders	$6,540	$5,619	$10,687	$8,081

Basic income per share, as reported	$0.33	$0.30	$0.53	$0.45
Total adjustments, net of tax	—	(0.01)	0.01	(0.03)
Basic income per share, as adjusted	$0.33	$0.29	$0.54	$0.42

Diluted income per share, as reported	$0.32	$0.29	$0.52	$0.44
Total adjustments, net of tax	—	(0.01)	0.01	(0.03)
Diluted income per share, as adjusted	$0.32	$0.28	$0.53	$0.41